As filed with the Securities and Exchange Commission on May 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	77-0664171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David C. Sienko, Esq.

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Hecla Mining Company

Common Stock

($0.25 Par Value)

We have prepared this prospectus to register for resale 2,068,000 shares of common stock of Hecla Mining Company, par value $0.25, that are issuable upon the exercise by the selling shareholders named herein of 2,068,000 outstanding warrants to purchase one share of our common stock (“Warrants”). Each Warrant has an exercise price of $8.03 (subject to adjustment as provided therein) and may be exercised at any time and from time to time through and up to the earlier of (i) 5:00 p.m. (Toronto time) on April 3, 2032, and (ii) 5:00 p.m. (Toronto time) on the date that is 60 days following the delivery to the holder of the Warrants of written notice that the closing price of the shares of our common stock on the stock exchange or other market on which the trading in the shares of our common stock primarily occurs equals or exceeds a 100% premium to the exercise price for a period of 60 consecutive trading days. The Warrants are currently owned by Headwaters Holdings LLC (“Headwaters”), which acquired the Warrants from Waterton Nevada Splitter, LLC, which acquired the Warrants as part of our acquisition of Klondex Mines Ltd. on July 20, 2018. Headwaters and all transferees that acquire all or any portion of the Warrants from time to time or any shares of our common stock issued or issuable from time to time upon the exercise of the Warrants are the selling shareholders hereunder. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the shares offered by the selling shareholders, although we will receive funds from the exercise of Warrants by the selling shareholders and we will incur expenses in connection with the offering.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “HL.” On May 17, 2024, the last reported sale price per share of our common stock, as quoted on the New York Stock Exchange, was $6.10.

Investing in our common stock involves risks. See “Risk Factors,” beginning on page 9 and in the documents incorporated by reference in this prospectus, for a discussion of certain factors that you should consider before deciding to purchase the shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

The date of this prospectus is May 20, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we are filing with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders may, from time to time, offer and sell the Common Stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time the selling stockholders sell shares of common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. Prospectus supplements also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that we prepare or authorize, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We and the selling stockholders have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and other public filings (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include our current expectations and projections about future production, results, performance, prospects and opportunities, including reserves, resources and other mineralization. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward- looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual production, results, performance, prospects or opportunities, including reserves, resources and other mineralization, to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, in any other SEC Reports we file, and in this prospectus, including the following:

•	a substantial or extended decline in metals prices would have a material adverse effect on us;

•

an extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing regulatory obligations, or our inability to convert resources or exploration targets to reserves may cause us to record write-downs, which could negatively impact our results of operations;

•	we have a substantial amount of debt that could impair our financial health and prevent us from fulfilling our obligations under our existing and future indebtedness;

•	we have had losses that could reoccur in the future;

•	our accounting and other estimates may be imprecise;

•	commodity and currency risk management activities could prevent us from realizing possible revenues or lower costs or expose us to losses;

•	our ability to recognize the benefits of deferred tax assets related to net operating loss carryforwards and other items is dependent on future cash flows and taxable income;

•	returns for investments in pension plans and pension plan funding requirements are uncertain;

•	natural disasters, public health crises, political crises, and other catastrophic events or other events outside of our control may materially and adversely affect our business or financial results;

•	our operations are subject to a range of risks related to climate change and transitioning the business to meet regulatory, societal and investor expectations for operating in a low-carbon economy;

•	mining accidents or other adverse events at an operation could decrease our anticipated production or otherwise adversely affect our operations;

•	our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance;

•	our costs of extending reserves or development of new orebodies and other capital costs may be higher and provide less return than we estimated;

•	our mineral reserve and resource estimates may be imprecise;

•	efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth;

•

our ability to market our metals production depends on the availability of smelters and/or refining facilities and our operations and financial results may be affected by disruptions or closures or the unavailability of smelters and/or refining facilities for other reasons;

•	we derive a significant amount of revenue from a relatively small number of customers and occasionally enter into concentrate spot market sales with metal traders;

•	shortages of critical parts and equipment may adversely affect our operations and development projects;

•	our foreign activities are subject to additional inherent risks;

•	our operations and properties in Canada expose us to additional political risks;

•

certain of our mines and exploration properties are located on land that is or may become subject to traditional territory, title claims and/or claims of cultural significance, and such claims and the attendant obligations of the federal government to those tribal communities and stakeholders may affect our current and future operations;

•	we may be subject to a number of unanticipated risks related to inadequate infrastructure;

•	we face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy;

•	we may be unable to successfully integrate the operations of the properties we acquire;

•

issues we have faced at certain segments could require us to write-down the carrying value associated long-lived assets. We could face similar issues at our other operations. Such write-downs may adversely affect our results of operations and financial condition;

•	we may not realize all of the anticipated benefits from our acquisitions, including our 2022 acquisition of Alexco;

•

the properties we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities;

•	we face risks relating to transporting our products from our mines, as well as transporting employees and materials at our Greens Creek, Casa Berardi and Keno Hill sites;

•	we face substantial governmental regulation, including in the United States the Mine Safety and Health Act, various environmental laws and regulations and the 1872 Mining Law;

•

our operations are subject to complex, evolving and increasingly stringent environmental laws and regulations. Compliance with environmental regulations, and litigation based on such regulations, involves significant costs and can threaten existing operations or constrain expansion opportunities;

•

mine closure and reclamation regulations impose substantial costs on our operations and include requirements that we provide financial assurance supporting those obligations. These costs could significantly increase and we might not be able to provide financial assurance;

•	we are required to obtain governmental permits and other approvals in order to conduct mining operations;

•	we are currently involved in ongoing legal disputes that may materially adversely affect us;

•	our environmental and asset retirement obligations may exceed the provisions we have made;

•	new federal and state laws, regulations and initiatives could impact our operations;

•	legal challenges could prevent our projects in Montana from ever being developed;

•	the titles to some of our properties may be defective or challenged;

•

we may be unable to generate sufficient cash to service all of our debt and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations, which may be unsuccessful;

•	the price of our stock has a history of volatility and could decline in the future;

•	our Series B preferred stock has a liquidation preference of $50 per share, or $7.9 million in the aggregate;

•	we may not be able to pay common or preferred stock dividends in the future;

•	our existing stockholders are effectively subordinated to the holders of our Senior Notes;

•	the issuance of additional shares of our preferred or common stock in the future could adversely affect holders of common stock;

•	the provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts;

•	the terms of our debt impose restrictions on our operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	global financial events or developments impacting major industrial or developing countries may have an impact on our business and financial condition in ways that we currently cannot predict;

•

tariffs, other potential changes to tariff and import/export regulations, and ongoing trade disputes between the United States and other jurisdictions may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	our profitability could be affected by the prices of other commodities;

•	our business depends on availability of skilled miners and good relations with employees;

•	our information technology systems may be vulnerable to disruption which could place our systems at risk from data loss, operational failure, or compromise of confidential information;

•	competition from other mining companies may harm our business;

•	additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share;

•	if a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital;

•

any downgrade in the credit ratings assigned to us or our debt securities could increase future borrowing costs, adversely affect the availability of new financing and may result in increased collateral requirements under our existing surety bond portfolio; and

•

damage to our reputation may result in decreased investor confidence, challenges in maintaining positive community relations and can pose additional obstacles to our ability to develop our projects, which may result in a material adverse impact on our business, financial position, results of operations and growth prospects.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus, as well as the other materials filed with the SEC that are considered to be part of this prospectus. For a more complete understanding of our company and this offering and before making any investment decision, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included and incorporated by reference herein. Unless otherwise stated or the context otherwise requires, in this prospectus, “we,” “us,” “our,” “Hecla” or the “Company” refers to Hecla Mining Company and its subsidiaries.

Hecla Mining Company and our subsidiaries have provided precious and base metals to the U.S. and worldwide since 1891. We discover, acquire and develop mines and other mineral interests and produce and market (i) concentrates containing silver, gold, lead and zinc, (ii) carbon material containing silver and gold, and (iii) unrefined dore´ containing silver and gold. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

The lead, zinc and bulk concentrates we produce are sold to custom smelters, metals traders and third-party processors, and the unrefined doré we produce is sold to refiners or further refined before sale of the metals to traders. We are organized and managed into four segments that encompass our operating units: Greens Creek, Lucky Friday, Keno Hill and Casa Berardi.

The map below shows the locations of our operating units and our exploration and pre-development projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Hecla Mining Company Information

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho, 83815-9408 and our telephone number is (208) 769-4100. Our website is www.hecla-mining.com. The information contained on our website is not part of this prospectus and is not incorporated into this prospectus by reference.

The Shares

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus. For a more detailed description of the shares, see “Description of Capital Stock.”

Issuer	Hecla Mining Company

Securities Offered	2,068,000 shares of the common stock of Hecla Mining Company, par value $0.25.

National Securities Exchange	All of our currently outstanding shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “HL.”

Use of Proceeds	We will not receive any cash proceeds from the sale by the selling shareholders of the shares.

Registration Rights	We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act, relating to the resale of the shares. We will use our commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of (i) the date on which all of the Warrants have been exercised in full and all of the shares of common stock issued upon such exercise of all of the Warrants have been sold by Headwaters Holdings LLC (“Headwaters”) and all transferees that acquire all or any portion of the Warrants from time to time or any shares of our common stock issued or issuable from time to time upon the exercise of the Warrants (collectively, the “selling shareholders”) under the registration statement of which this prospectus is a part or pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (“Securities Act”), on the NYSE, and (ii) the later of (A) the first (1st) anniversary of the date on which all of the shares of common stock issuable upon such exercise of all of the Warrants have been issued by us after all of the Warrants have been exercised in full (provided that Rule 144 is then available for the resale of any remaining shares of common stock issued upon such exercise of all of the Warrants without any hold period requirement) or, if required, such later period as needed to ensure that Rule 144 is then available for the resale of such shares of common stock without any hold period requirement and without any other restriction thereunder and after all of the restrictive legends have been removed from all book entry positions or certificates representing such shares of common stock issued upon such exercise of all of the Warrants, and (B) if the Warrants have not been exercised in full at or prior to the expiration of the Warrants, the expiration of the term of the Warrants.

Selling Shareholders	The shares are being sold by the selling shareholders. See “Selling Shareholders” beginning on page 11.

Risk Factors	Investing in the shares involves substantial risks. You should carefully consider the risk factors included under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and any subsequent Quarterly Reports on Form 10-Q, each of which is also incorporated by reference in this prospectus.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in any subsequently filed Quarterly Report on Form 10-Q, each of which are incorporated herein by reference, before you decide to purchase any of our common stock. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling shareholders. Accordingly, the sale of the shares by the selling shareholders will not result in any change in our capitalization (although, if all of the Warrants are exercised, our outstanding shares of common stock will increase by 2,068,000 at that time). We are filing this registration statement to register for resale up to 2,068,000 shares of our common stock so as to allow the selling shareholders to resell, from time to time, the shares.

SELLING SHAREHOLDERS

We have prepared this prospectus to facilitate the sale by the selling shareholders, from time to time, of up to 2,068,000 shares of our common stock to be acquired upon the exercise of the Warrants. The Warrants were originally issued to Waterton Nevada Splitter, LLC (“Waterton”), a Nevada Limited Liability Company, on July 20, 2018, and were amended on April 29, 2021 to grant registration rights, pursuant to which we are filing the registration statement of which this prospectus is part, to Waterton, each transferee that acquires all or any portion of the Warrants from time to time pursuant to Section 12 of the Warrants, including Headwaters which acquired the Warrants from Waterton on April 26, 2022, and each holder or transferee that acquires any of our shares of common stock issued from time to time upon the exercise of the Warrants. The Warrants were originally issued in connection with our acquisition of Klondex Mines Ltd., in replacement of Klondex warrants outstanding as of the closing date (July 20, 2018).

On September 11, 2018, a lawsuit was filed in the Ontario (Canada) Superior Court of Justice by Waterton against us, our subsidiary Klondex Mines Unlimited Liability Company, and Havilah Mining Corporation (now known as 1911 Gold Corporation), an entity that was formed to own the Canadian assets of Klondex that we did not acquire as part of the Klondex acquisition, and of which we currently own approximately 7.5%. Among other things, the lawsuit alleged that we were in breach of contract in connection with the issuance to Waterton of the Warrants because they were issued at a lower value than Waterton alleged it was entitled to.

The lawsuit was settled by the parties on April 29, 2021 through multiple agreements, including (i) an amendment to the Warrants to include registration rights in favor of the selling shareholders with respect to the registration for resale with the SEC of the 2,068,000 shares of our common stock issued or issuable from time to time upon the exercise of the Warrants and (ii) a registration rights agreement with Headwaters setting forth the details of those registration rights. Under the registration rights agreement, we agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to (i) be filed as promptly as reasonably practicable but in no event more than 30 days after April 29, 2021, (ii) become effective (A) upon filing, if we are a well-known seasoned issuer, or (B) as soon as reasonably practicable after the filing thereof (but in no event later than the thirtieth (30th) day following the filing thereof, unless the registration statement is the subject of a review by the SEC or its staff in which case the 90th day after filing thereof), if we are not a well-known seasoned issuer and (iii) maintain its effectiveness until the earlier of (A) the date on which all of the Warrants have been exercised in full and all of the shares of common stock issued upon such exercise of all of the Warrants have been sold by the selling shareholders under the registration statement of which this prospectus is a part or pursuant to Rule 144 on the NYSE, and (B) the later of (1) the first (1st) anniversary of the date on which all of the shares of common stock issuable upon such exercise of all of the Warrants have been issued by us after all of the Warrants have been exercised in full (provided that Rule 144 is then available for the resale of any remaining shares of common stock issued upon such exercise of all of the Warrants without any hold period requirement) or, if required, such later period as needed to ensure that Rule 144 is then available for the resale of such shares of common stock without any hold period requirement and without any other restriction thereunder and after all of the restrictive legends have been removed from all book entry positions or certificates representing such shares of common stock issued upon such exercise of all of the Warrants, and (2) if the Warrants have not been exercised in full at or prior to the expiration of the Warrants, the expiration of the term of the Warrants.

This prospectus is part of the registration statement filed in satisfaction of our obligations under the registration rights agreement. The registration rights agreement is included as an exhibit to the registration statement of which this prospectus is a part, and the descriptions of that agreement contained in this prospectus are qualified by reference to that exhibit.

The agreement by us to amend the Warrants and enter into the registration rights agreement with Waterton was part of a larger transaction on April 29, 2021 between us and Waterton. In addition to the matters relating to the Warrants and the dismissal of the lawsuit discussed above, we also agreed to purchase from Waterton’s affiliate, Royalty Portfolio, LLC, for $5,000,000 in the aggregate (i) a 1% royalty that was encumbering our affiliate’s Hollister Mine and the Hatter Grabben exploration project and (ii) a 3% royalty that was encumbering our affiliate’s Aurora property.

The registration of the resale of these shares does not necessarily mean that the selling shareholders will sell all or any of the shares registered by the registration statement of which this prospectus forms a part. The selling shareholders may offer and sell all or any portion of the shares covered by this prospectus and any applicable prospectus supplement from time to time but are under no obligation to offer or sell any such shares. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the shares covered by this prospectus, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of by the selling shareholders or the amount or percentage of shares that will be held by the selling shareholders upon termination of any particular offering. Based on information provided to us by Headwaters, Headwaters currently does not beneficially own any shares of our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the shares by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors”, in determining whether an investment in the shares satisfies these requirements.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary of the Covered Plan, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares by a Covered Plan with respect to which the issuer or the selling shareholders is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plans and entities that are (or whose assets constitute the assets of) governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code and non-United States plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their counsel before purchasing any shares.

Because of the foregoing, the shares should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a share, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase of the shares or the holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the shares (and holding the shares) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the shares.

Purchasers of the shares have the exclusive responsibility for ensuring that their purchase and holding of the shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any shares (or beneficial interests therein) should consult and rely on their own counsel and advisers as to whether an investment in the shares is suitable for the Plan.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our certificate of incorporation and our bylaws, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.25 par value per share, of which 617,522,286 shares of common stock were outstanding as of May 17, 2024. All of our currently outstanding shares of common stock are listed on the NYSE under the symbol “HL.”

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to: (i) one vote on all matters presented to the shareholders, with no cumulative voting rights; (ii) receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our Board of Directors. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of May 17, 2024, 157,776 shares were outstanding, all of which were shares of Series B preferred stock. All of the shares of our Series B preferred stock are listed on the NYSE under the symbol “HL PB.”

Ranking

The Series B preferred stock ranks senior to our common stock and any shares of Series A junior participating preferred stock (none of which have ever been issued) with respect to payment of dividends, and amounts due upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, we may not authorize the creation or issuance of any class or series of stock that ranks senior to the Series B preferred stock as to dividends or amounts due upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends and amounts due upon liquidation, dissolution or winding up, voting as a single class without regard to series.

Dividends

Series B preferred shareholders are entitled to receive, when, as and if declared by the Board of Directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest.

All quarterly dividends on our Series B preferred stock for 2024 (to date), 2023, 2022 and 2021 were declared and paid in cash.

Redemption

The Series B preferred stock is redeemable at our option, in whole or in part, at $50 per share, plus, in each case, all dividends undeclared and unpaid on the Series B preferred stock up to the date fixed for redemption.

Liquidation Preference

The Series B preferred shareholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntary or involuntary, $50 per share of Series B preferred stock plus an amount per share equal to all dividends undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the Series B preferred shareholders have been paid the Liquidation Preference in full, no payment will be made to any holder of junior stock upon our liquidation, dissolution or winding up. The term “junior stock” means our common stock and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. As of December 31, 2023, our Series B preferred stock had an aggregate Liquidation Preference of $7.9 million.

Voting Rights

Except in certain circumstances and as otherwise from time to time required by applicable law, the Series B preferred shareholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred shareholders are entitled to vote, each holder will be entitled to one vote per share.

Conversion

Each share of Series B preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock at a conversion price of $15.55 per share of common stock (equivalent to a conversion rate of 3.2154 shares of common stock for each share of Series B preferred stock). The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the day preceding a redemption date (unless we default in payment of the redemption price).

Provisions with Possible Anti-Takeover Effects

The provisions in our certificate of incorporation, our bylaws, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to shareholders. These impediments include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our Board of Directors to issue shares of preferred stock with rights as it deems appropriate without shareholder approval;

•	a provision that special meetings of our Board of Directors may be called only by our chief executive officer or a majority of our Board of Directors;

•	a provision that special meetings of shareholders may only be called pursuant to a resolution approved by a majority of our entire Board of Directors;

•	a prohibition against action by written consent of our shareholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our shareholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our shareholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested shareholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

PLAN OF DISTRIBUTION

We have registered the shares of common stock to allow the selling shareholders to sell all or a portion of the shares to the public from time to time after the date of this prospectus. Each of the selling shareholders may sell the shares directly or in negotiated transactions through underwriters, broker- dealers or agents.

The shares may be sold pursuant to the methods described below from time to time by or for the account of the selling shareholders on the NYSE, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.

These sales may be effected in any manner permitted by law, including by any one or more of the following methods:

•	sales on the NYSE or any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

The SEC may deem the selling shareholders and any broker-dealers or agents who participate in the distribution of the shares to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the selling shareholders as a result of selling the shares and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, agreements, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the shares.

To comply with the securities laws of some states, if applicable, the selling shareholders may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling shareholders and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act. Each selling shareholder may also sell shares in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided it meets the criteria and conforms to the requirements of such exemption, rather than under this prospectus.

With respect to a particular offering of the shares, to the extent required by law, we will file from time to time an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, describing a specific plan of distribution and disclosing the following information:

•	the amount of shares being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters employed by the selling shareholders in connection with such sale; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired any Warrants or any shares of our common stock issued or issuable upon the exercise of any Warrants from selling shareholders named in this prospectus after the effective date of this prospectus.

If the selling shareholders sell the shares through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts, and concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. We have agreed to pay all of the expenses incidental to the registration, offering and sale of the shares to the public.

Each selling shareholder may pledge or grant a security interest in some or all of the shares owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus. Each selling shareholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus.

There can be no assurances that the selling shareholders will sell, nor are the selling shareholders required to sell, any or all of the securities offered under this prospectus.

We entered into a registration rights agreement for the benefit of the selling shareholders hereunder, to register the shares under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for indemnification of the selling shareholders against specific liabilities in connection with the offer and sale of the shares, including liabilities under the Securities Act.

Under the registration rights agreement, we are obligated to use our commercially reasonable efforts to cause the shelf registration statement to be continuously effective until the earlier of (i) the date on which all of the Warrants have been exercised in full and all of the shares of common stock issued upon such exercise of all of the Warrants have been sold by the selling shareholders under the registration statement of which this prospectus is a part or pursuant to Rule 144 on the NYSE, and (ii) the later of (A) the first (1st) anniversary of the date on which all of the shares of common stock issuable upon such exercise of all of the Warrants have been issued by us after all of the Warrants have been exercised in full (provided that Rule 144 is then available for the resale of any remaining shares of common stock issued upon such exercise of all of the Warrants without any hold period requirement) or, if required, such later period as needed to ensure that Rule 144 is then available for the resale of such shares of common stock without any hold period requirement and without any other restriction thereunder and after all of the restrictive legends have been removed from all book entry positions or certificates representing such shares of common stock issued upon such exercise of all of the Warrants, and (B) if the Warrants have not been exercised in full at or prior to the expiration of the Warrants, the expiration of the term of the Warrants.

Our obligation to keep the registration statement to which this prospectus relates available for use is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the shares pursuant to the registration statement to which this prospectus relates. We may suspend the use of this prospectus for a period not to exceed 30 days and not to exceed an aggregate of 60 days in any twelve- month period.

We will not receive any portion of the proceeds of the sale of the shares offered by this prospectus. Our common stock trades on the NYSE under the symbol “HL.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov or call the SEC at 800-SEC-0330. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Exchange Act and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that may be offered under this prospectus, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the SEC on February 15, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which we filed with the SEC on May 9, 2024;

•	Current Report on Form 8-K filed on February 15, 2024 (Item 8.01 only);

•	Current Report on Form 8-K filed on February 26, 2024;

•	Current Report on Form 8-K filed on April 9, 2024 (Item 8.01 only);

•	Current Report on Form 8-K filed on May 9, 2024 (Item 8.01 only);

•	Current Report on Form 8-K filed on May 20, 2024;

•	The description of our capital stock contained in our Form 8-B filed on May 6, 1983;

•	The information responsive to Part III of Form 10-K for the year ended December 31, 2023, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

Certain legal matters with respect to the legality of the shares offered hereby will be passed upon by David C. Sienko, General Counsel of the Company. Mr. Sienko is employed by Hecla and owns shares of Hecla common stock.

EXPERTS

The consolidated financial statements of Hecla Mining Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

Information relating to Hecla Mining Company and its subsidiaries’ mineral properties contained in the documents incorporated by reference herein was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, SLR International Corporation (with respect to Greens Creek Mine and Lucky Friday Mine, SLR Consulting (Canada) Ltd. (with respect to Casa Berardi Mine), RESPEC Company LLC (with respect to Casa Berardi Mine), Mining Plus Canada Ltd. (with respect to Keno Hill Mine), Matthew Blattman, P.E. (with respect to Keno Hill Mine) and Baoyao Tang P. Eng. (with respect to Keno Hill Mine), each as qualified person with respect to the matters covered by such reports and in giving such reports.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, all of which are to be borne by us, in connection with the registration, issuance, and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,626.91
Printing fees and expenses	$2,000	*
Accounting fees and expenses	$15,000	*
Legal fees and expenses	$5,000	*
Miscellaneous	$5,000	*
Total	$28,626.91	*

*	Estimated

Item 15. Indemnification of Directors and Officers

Delaware General Corporate Law

The Registrant is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the certificate of incorporation of the Registrant, the bylaws of the Registrant and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its bylaws, a disinterested director vote, a shareholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability as described above.

Accordingly, the bylaws of the Registrant, to the fullest extent permitted by applicable law, indemnify and hold harmless each person (each, a “Covered Person”) who is or was a director, officer or employee of the Registrant or, while a director, officer or employee of the Registrant, is or was serving at the request of the Registrant as a director, officer or employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans. However, the Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the bylaws or otherwise by the Registrant. The Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Registrant’s certificate of incorporation.

The bylaws of the Registrant also provide that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified.

The bylaws of the Registrant also provide that the Registrant’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Furthermore, pursuant to the certificate of incorporation of the Registrant, as permitted under the DGCL, a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of such person’s fiduciary duty as a director, except for liability (1) for any breach of such person’s duty of loyalty to the Registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which he or she derived an improper personal benefit.

The DGCL permits, and the Registrant has, liability insurance for the benefit of its directors and officers.

Item 16. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Registration Rights Agreement, dated as of April 29, 2021, between Hecla Mining Company and Waterton Nevada Splitter, LLC.*

5.1	Opinion of David C. Sienko*

23.1	Consent of BDO USA, P.C.*

23.2	Consent of David C. Sienko (included in Exhibit 5.1)*

23.3	Consent of SLR International Corporation*

23.4	Consent of SLR International Corporation*

23.5	Consent of RESPEC Company LLC*

23.6	Consent of SLR Consulting (Canada) Ltd.*

23.7	Consent of Mining Plus Canada Ltd.*

23.8	Consent of Sedgmen Canada Ltd.*

23.9	Consent of Matthew Blattman P.E.*

23.10	Consent of Baoyao Tang P.Eng.*

24.1	Powers of Attorney (included on signature page)*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on May 20, 2024.

HECLA MINING COMPANY

By	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of May, 2024.

Signature	Title

/s/ Phillips S. Baker, Jr.	Chief Executive Officer, President and Director
Phillips S. Baker, Jr.	(principal executive officer)

/s/ Russell Lawlar	Senior Vice President, Chief Financial Officer and Treasurer
Russell Lawlar	(principal financial and accounting officer)

/s/ Catherine J. Boggs	Director
Catherine J. Boggs

/s/George R. Johnson	Director
George R. Johnson

/s/ Charles B. Stanley	Director
Charles B. Stanley

/s/ Stephen F. Ralbovsky	Director
Stephen F. Ralbovsky

Signature	Title

/s/ Alice Wong	Director
Alice Wong

/s/ Mark P. Board	Director
Mark P. Board